United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 4, 2015
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 4, 2015 Fidelity National Financial, Inc. appointed Mike Nolan and Roger Jewkes as Co-Chief Operating Officers.
In addition to the appointment to Co-Chief Operating Officer of FNF, Mr. Nolan will continue to serve as President of Eastern Operations for Fidelity National Title Group (“FNTG”), with responsibilities for FNTG’s direct operations in the East, Midwest and Southeast, as well as FNF Canada. During his more than 30 year career with the Company, Mr. Nolan has served in a variety of capacities including agency manager, branch manager, state manager, regional manager and division manager and is a past president of the Ohio Land Title Association. He has been President of Eastern Operations for FNTG since 2013 and previously served as a division manager from 2010 - 2013. Mr. Nolan is 56 years old.
In addition to the appointment to Co-Chief Operating Officer of FNF, Mr. Jewkes will continue to serve as President of Western Operations for FNTG, with overall responsibility for all of FNTG’s business units in the Western United States. During his more than 30 year career with the Company, Mr. Jewkes has served in many capacities including operations manager, county manager, regional manager and division manager. He has been President of Western Operations for FNTG since 2005. Mr. Jewkes is 57 years old.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	September 8, 2015	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary